UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Client]: hope you are doing well.

You may have seen that on 7/17/25, QQQ filed a preliminary proxy statement proposing certain changes to the structure and operation of QQQ. Such changes, if approved by QQQ shareholders, would reduce the cost of QQQ and have it be reclassified from a unit investment trust to an open-end ETF. That proxy statement has since become definitive (with a second filing on 8/18/25), meaning that the process of soliciting proxies to get the vote needed to approve the proposals is about to begin.

We recognize that proxy voting can be a cumbersome experience for investors. We want to work closely with you and the proxy solicitor that will be working to acquire the needed vote to provide ample resources and transparency to investors during this process.

●	Proxy voting will commence next week and take place in the coming months, supported by an industry-standard, third-party proxy-voting solicitor, Sodali Fund Solutions.

●	During the proxy voting period, our goal is to be a resource to you with information on the QQQ proxy voting process, with prioritization of your questions and feedback.

As such, this email summarizes the following:

●	Recap of the proxy statement and QQQ proposals proposed therein.

●	Overview of key proxy dates.

●	Proxy voting solicitor information and outreach plans.

●	Sodali QQQ proxy microsite with proxy voting instructions, proxy statement, example proxy mailings.

Recap of proxy statement and QQQ changes proposed

●	If approved,

○	QQQ’s legal structure would change from a Unit Investment Trust (UIT) to an Open-End Fund under the 1940 Act, consistent with the structure of the vast majority of other current ETFs.

○	QQQ’s TER would decrease from 0.20% to 0.18%.

○

QQQ would still operate as an ETF, track the Nasdaq-100 Index®, and function in the same way it has in its 25-year plus history. Performance history, the process of buying/selling shares of QQQ, and investment exposures and investment risks would be unchanged. This is neither a special rebalance nor taxable event.

●	Please note, no changes to QQQ will occur until/unless QQQ shareholder vote is achieved. QQQ structure and TER remain unchanged until potential shareholder approval.

Proxy informational resource

●	Proxy process InFocus: reviews key proxy dates, solicitor information and outreach plans, recap of Invesco’s outreach: HERE.

QQQ proxy microsite

●	Sodali-run site with comprehensive proxy information: https://proxyvotinginfo.com/p/qqq.

○	Proxy statement, proxy mailing examples, voting instructions, and more summarized here.

Thank you and please let me know if you’d like a call to further discuss.

[Invesco signature]

For Institutional Use Only- Not For Use With The Public.

Invesco Distributors, Inc.